Exhibit (a)(1)(B)

Offer to Exchange Common Shares

for

Up to [    ] [    ]  of [      ] in

[Selected REIT]

an Exchange Ratio of [   ]
Pursuant to the Prospectus dated April    , 2013
(“Prospectus”)
By

REIT EXCHANGE FUND, INC.

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATON DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED.

[    ], 2013

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by the REIT Exchange Fund, Inc., a Maryland Corporation (“RXF”), to act as Information Agent in connection with RXF’s offer to exchange its common shares for shares in certain selected REITs, upon the terms and subject to the conditions set forth in RXF’s prospectus which forms part of a registration statement on Form N-2, dated April 9, 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Prospectus,  the “Exchange Offer”) enclosed herewith. Please furnish copies of the enclosed materials to your clients for whom you hold shares registered in your name or in the name of your nominee.

For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents (which can also be found at www.                            .com):

1.                                      The Prospectus

2.                                      The Letter of Transmittal for your use in accepting the Exchange Offer and tendering shares and for the information of your clients, which includes an IRS Form W-9 relating to backup Federal income tax withholding; and

3.                                      A form of the letter which may be sent to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients instructions with regard to the Exchange Offer.

Certain conditions to the Exchange Offer are described in the Prospectus under the heading “Terms of the Exchange.”

We urge you to contact your clients as promptly as possible. Please note that the Exchange Offer and withdrawal rights will expire at midnight, New York City time, on May [21] 2013, unless the Exchange Offer is extended. Previously tendered shares may be withdrawn at any time until the Exchange Offer has expired. In addition, unless we have already accepted your shares, you may withdraw your Selected REIT shares at any time after 12:00 a.m., New York City time, on [June 4], 2013.

For shares to be properly tendered pursuant to the Exchange Offer, the share certificates or confirmation of receipt of such shares under the procedure for book-entry transfer, together with a properly completed and duly executed Letter of Transmittal, including any required medallion signature guarantees, or an “agent’s message” in the case of book-entry transfer, and any other documents required in the Letter of Transmittal, must be timely received by the Exchange Agent, all in accordance with the procedures described in the Prospectus and the Letter of Transmittal.

RXF may pay, in certain cases, fees or commissions to a broker or dealer or other person (other than the Exchange Agent and the Information Agent as described in the Prospectus) for soliciting tenders of shares pursuant to the Exchange Offer. RXF will pay all stock transfer taxes applicable to the Exchange Offer, subject to Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the addresses and telephone numbers set forth in the Prospectus.

Very truly yours,

D.F. King & Co. Inc.

Nothing contained herein or in the enclosed documents shall render you the agent of RXF, the Exchange Agent or  any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Exchange Offer other than the enclosed documents and the statements contained therein.